                                                                    EXHIBIT 4.3
FRONT

NUMBER                                                                 *SHARES*

                         INCORPORATED UNDER THE LAWS
                           OF THE STATE OF DELAWARE
                              On March 25, 1991

                          ISIS PHARMACEUTICALS, INC.
            Series A Convertible Preferred Stock, par value $.001

THIS CERTIFIES THAT ________________________________ is the record holder of _______________________________________ (______________) Shares of the Series
A Convertible Preferred Stock, par value $.001, of ISIS PHARMACEUTICALS, INC. transferable only on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or assigned.

A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares of stock of the Corporation and upon holders thereof as established by the Certificate of Incorporation or by any Certificate of Designation of Preferences, and the number of shares constituting each series and the designations thereof, may be obtained by any stockholder upon request and without charge at the principal office of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this ________ day of ________________,
____________.

________________________                         ________________________
       SECRETARY                                         PRESIDENT

BACK

FOR VALUE RECEIVED, _________________________ hereby sell, assign and transfer unto
_________________________________________________________________________
____________________________________________ Shares of the Preferred Stock of
the within named Corporation, represented by the within Certificate and do hereby irrevocably constitute and appoint ___________________________________ Attorney to transfer the said shares of said Preferred Stock on the books of the said Corporation, pursuant to the provisions of the By-Laws thereof, with full powers of substitution in the premises.

                       Dated _______________________________ A.D. _____________

                                  __________________________________________


In Presence of:

__________________________________


                               Notice: The signature to this assignment must strictly correspond with the name as written upon the face of the Certificate in every particular and without alteration or enlargement or any change whatever.